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                                                                   EXHIBIT 10.61






                                            May 21, 1999



Mr. John P. Pranckun
2801 Darlington
Plano, Texas  75093

Dear John

Reference is made to that certain letter agreement (the "Agreement"), dated as of May 27, 1998, by and between you and Libbey Inc. (the "Corporation") pursuant to which the Corporation has agreed to pay you certain change in control severance benefits after a "Change in Control" (as defined therein) of the Corporation, upon the terms and conditions set forth in the Agreement.

You and the Corporation hereby agree, pursuant to Section 10 of the Agreement, that the Agreement is hereby amended to provide that neither Sections 2(a), 2(e) nor Section 9(c) of the Agreement shall apply to Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund or Ronald Baron (collectively the "Baron Group"), by virtue of their individual or collective beneficial ownership of securities of the Corporation's outstanding securities as of the date of this letter so long as the Baron Group does not individually or collectively, beneficially own, or increase such beneficial ownership to, twenty-five percent (25%) or more of the combined voting power of the corporation's then outstanding securities.

You and the Corporation hereby further agree pursuant to Section 10 of the Agreement that the Agreement is hereby further amended to provide that neither
Section 2 (e) nor Section 9 (c) of the Agreement shall apply to Ariel Capital Management, Inc. ("Ariel"), by virtue of its beneficial ownership of the Corporation's outstanding securities as of the date of this letter so long as Ariel does not beneficially own, or increase such beneficial ownership to, twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities.

Except as set forth herein, the Agreement shall remain in full force and effect.

Pleased confirm your agreement to the foregoing by signing below where indicated.

                                            Very truly yours,


                                            LIBBEY INC.



                                    By:     /s/ ARTHUR H. SMITH
                                            -------------------------------
                                            Arthur H. Smith
                                            Vice President, General Counsel
                                            and Secretary


AGREED TO and ACCEPTED, as of
This 1st day of June, 1999.


/s/ JOHN P. PRANCKUN
---------------------------
Mr. John P. Pranckun